Exhibit 99.03


UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information reflects the adjustment of the historical consolidated balance sheets and statements of income of NSP and WEC after giving effect to their proposed business combination transaction (the Transaction) to form Primergy and a new subsidiary structure.
The unaudited pro forma combined condensed balance sheets at Dec. 31, 1996 give effect to the Transaction as if it had occurred on that date. The unaudited pro forma combined condensed statements of income for each of the three years in the period ended
December 31, 1996, give effect to the Transaction as if it had occurred at January 1, 1994. These statements are prepared on the basis of accounting for the Transaction as a pooling of interests and are based on the assumptions set forth in the notes thereto.

     The following pro forma financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of NSP and WEC. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Transaction been consummated on the date, or at the beginning of the periods, for which the Transaction is being given effect nor is it necessarily indicative of future Primergy operating results or financial position. Completion of the Transaction is subject to numerous conditions, many of which are beyond NSP's control.

Primergy Pro Forma Combined Condensed Information

     The pro forma financial information combines the historical financial statements of NSP and WEC after giving effect to the Transaction to form Primergy on the basis of accounting for the Transaction as a pooling of interests.


                             PRIMERGY CORPORATION
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                   TWELVE MONTHS ENDED DECEMBER 31, 1996
                  (In thousands, except per share amounts)

                              NSP           WEC         Pro Forma    Pro Forma
                         (As Reported)  (As Reported)  Adjustments    Combined

Utility Operating Revenues
  Electric                  $2,127,413     $1,393,270         -     $3,520,683
  Gas                          526,793        364,875         -        891,668
  Steam                            -           15,675         -         15,675
    Total Operating
     Revenues                2,654,206      1,773,820         -      4,428,026

Utility Operating Expenses
  Electric Production-Fuel
   and Purchased Power         541,267        331,867         -        873,134
  Cost of Gas Sold &
   Transported                 335,453        234,254         -        569,707
  Other Operation              554,946        391,520         -        946,466
  Maintenance                  155,830        103,046         -        258,876
  Depreciation and
   Amortization                306,432        202,796         -        509,228
  Taxes Other Than Income
   Taxes                       232,824         77,866         -        310,690
  Income Taxes                 161,410        126,627         -        288,037
    Total Operating
     Expenses                2,288,162      1,467,976         -      3,756,138

Utility Operating Income       366,044        305,844         -        671,888

Other Income (Expense)
  Equity Earnings of
   Unconsolidated Investees      31,025            -          -         31,025
  Other Income and Deductions
   - Net                          8,169       20,042          -         28,211
     Total Other Income
      (Expense)                  39,194       20,042          -         59,236

Income before Interest
 Charges and Preferred
 Dividends                     405,238      325,886           -       731,124

Interest Charges               130,699      106,548           -       237,247

Preferred Dividends of
 Subsidiaries                   12,245        1,203           -        13,448

 Net Income                   $262,294     $218,135           -      $480,429

Average Common Shares
 Outstanding (Note 1)           68,679      110,983         42,993    222,655

Earnings Per Common Share        $3.82        $1.97                     $2.16

NSP Equivalent Shares
 (Note 1)                       68,679      110,983        (42,728)   136,934

Earnings Per Common Share
using NSP Equivalent Shares                                             $3.51

See accompanying notes to unaudited pro forma combined condensed financial statements.


                             PRIMERGY CORPORATION
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                   TWELVE MONTHS ENDED DECEMBER 31, 1995
                  (In thousands, except per share amounts)

                              NSP           WEC         Pro Forma    Pro Forma
                         (As Reported)  (As Reported)  Adjustments    Combined

Utility Operating Revenues
  Electric                  $2,142,770     $1,437,480         -     $3,580,250
  Gas                          425,814        318,262         -        744,076
  Steam                            -           14,742         -         14,742
    Total Operating
     Revenues                2,568,584      1,770,484         -      4,339,068

Utility Operating Expenses
  Electric Production-Fuel
   and Purchased Power         570,245        345,387         -        915,632
  Cost of Gas Sold &
   Transported                 256,758        188,764         -        445,522
  Other Operation              560,734        395,242         -        955,976
  Maintenance                  158,203        112,400         -        270,603
  Depreciation and
   Amortization                290,184        183,876         -        474,060
  Taxes Other Than Income
   Taxes                       239,433         74,765         -        314,198
  Income Taxes                 147,148        141,029         -        288,177
    Total Operating
     Expenses                2,222,705      1,441,463         -      3,664,168

Utility Operating Income       345,879        329,021         -        674,900

Other Income (Expense)
  Equity Earnings of
   Unconsolidated Investees     59,067            -           -         59,067
  Other Income and Deductions
   - Net                        (6,261)        16,821         -         10,560
    Total Other Income
     (Expense)                  52,806         16,821         -         69,627

Income before Interest
 Charges and Preferred
 Dividends                     398,685        345,842         -        744,527

Interest Charges               122,890        110,605         -        233,495

Preferred Dividends of
 Subsidiaries                   12,449          1,203         -         13,652

Net Income                    $263,346       $234,034         -       $497,380

Average Common Shares
 Outstanding (Note 1)           67,416        109,850      42,202      219,468

Earnings Per Common Share        $3.91          $2.13                    $2.27

NSP Equivalent Shares
 (Note 1)                       67,416        109,850     (42,292)     134,974

Earnings Per Common Share
 using NSP Equivalent Shares                                             $3.69

See accompanying notes to unaudited pro forma combined condensed financial statements.


                             PRIMERGY CORPORATION
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                   TWELVE MONTHS ENDED DECEMBER 31, 1994
                  (In thousands, except per share amounts)

                              NSP           WEC         Pro Forma    Pro Forma
                         (As Reported)  (As Reported)  Adjustments    Combined

Utility Operating Revenues
  Electric                  $2,066,644     $1,403,562         -     $3,470,206
  Gas                          419,903        324,349         -        744,252
  Steam                            -           14,281         -         14,281
    Total Operating
     Revenues                2,486,547      1,742,192         -      4,228,739

Utility Operating Expenses
  Electric Production-Fuel
   and Purchased Power         570,880        328,485         -        899,365
  Cost of Gas Sold &
   Transported                 263,905        199,511         -        463,416
  Other Operation              535,706        399,011         -        934,717
  Maintenance                  170,145        124,602         -        294,747
  Depreciation and
   Amortization                273,801        177,614         -        451,415
  Taxes Other Than Income
   Taxes                       234,564         76,035         -        310,599
  Revitalization Charges           -           73,900         -         73,900
  Income Taxes                 129,228         99,761         -        228,989
    Total Operating
     Expenses                2,178,229      1,478,919         -      3,657,148

Utility Operating Income       308,318        263,273         -        571,591

Other Income (Expense)
  Equity Earnings of
   Unconsolidated Investees     41,709            -           -         41,709
  Other Income and Deductions
   - Net                           663         26,965         -         27,628
    Total Other Income
     (Expense)                  42,372         26,965         -         69,337

Income before Interest
 Charges and Preferred
 Dividends                     350,690        290,238         -        640,928

Interest Charges               107,215        108,019         -        215,234

Preferred Dividends of
 Subsidiaries                   12,364          1,351         -         13,715

Net Income                    $231,111       $180,868         -       $411,979

Average Common Shares
 Outstanding (Note 1)           66,845        108,025      41,845      216,715

Earnings Per Common Share        $3.46          $1.67                    $1.90

NSP Equivalent Shares
 (Note 1)                       66,845        108,025     (41,589)     133,281

Earnings Per Common Share
 using NSP Equivalent Shares                                             $3.09

See accompanying notes to unaudited pro forma combined condensed financial statements.



                             PRIMERGY CORPORATION
            UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                               DECEMBER 31, 1996
                                 (In thousands)

                              NSP           WEC         Pro Forma    Pro Forma
Pro Forma Balance Sheet  (As Reported)  (As Reported)  Adjustments    Combined

     ASSETS

UTILITY PLANT
  Electric                  $6,766,896     $4,857,528          -   $11,624,424
  Gas                          750,449        505,100          -     1,255,549
  Other                        331,441         61,765          -       393,206
    Total                    7,848,786      5,424,393          -    13,273,179
  Accumulated provision
   for depreciation         (3,611,244)    (2,441,950)         -    (6,053,194)
  Nuclear fuel - net           100,338         75,476          -       175,814
    Net utility plant        4,337,880      3,057,919          -     7,395,799

CURRENT ASSETS
  Cash and cash equivalents     51,118         10,748          -        61,866
  Accounts receivable-net      371,654        151,473          -       523,127
  Accrued utility revenues     147,366        155,838          -       303,204
  Fossil fuel inventories       45,013        113,516          -       158,529
  Material & supplies
   inventories                 109,425         70,900          -       180,325
  Prepayments and other         72,647         63,383          -       136,030
    Total current assets       797,223        565,858          -     1,363,081

OTHER ASSETS
  Regulatory Assets            354,128        286,461          -       640,589
  External decommissioning
   fund                        260,756        322,085          -       582,841
  Investments on non-regulated
   projects and other
   investments                 451,223        104,919          -       556,142
  Non-regulated property-net   192,790        173,525          -       366,315
  Intangible assets and
   other (Note 4)              242,900        300,071    (153,806)     389,165
    Total other assets       1,501,797      1,187,061    (153,806)   2,535,052

    TOTAL ASSETS            $6,636,900     $4,810,838   $(153,806) $11,293,932

  LIABILITIES AND EQUITY

  CAPITALIZATION
    Common stock equity:
      Common stock (Note 1) $  172,659     $    1,117   $(171,536) $     2,240
      Other stockholders'
       equity (Note 1)       1,963,221      1,944,227     171,536    4,078,984
        Total common
         stock equity        2,135,880      1,945,344          -     4,081,224

    Cumulative preferred
     stock and premium         240,469         30,450          -       270,919
    Long-term debt           1,592,568      1,416,067          -     3,008,635
      Total capitalization   3,968,917      3,391,861          -     7,360,778

CURRENT LIABILITIES
  Current portion of
   long-term debt              261,218        190,204          -       451,422
  Short-term debt              368,367         69,265          -       437,632
  Accounts payable             236,341        148,429          -       384,770
  Taxes accrued                204,348         37,362          -       241,710
  Other accrued liabilities    166,126         81,758          -       247,884
    Total current
     liabilities             1,236,400        527,018          -     1,763,418

OTHER LIABILITIES
  Deferred income taxes
   (Note 4)                    804,342        511,399    (153,806)   1,161,935
  Deferred investment
   tax credits                 149,606         87,798          -       237,404
  Regulatory liabilities       302,647        175,943          -       478,590
  Other liabilities and
   deferred credits            174,988        116,819          -       291,807
    Total other liabilities  1,431,583        891,959    (153,806)   2,169,736

    TOTAL CAPITALIZATION
     AND LIABILITIES        $6,636,900     $4,810,838   $(153,806) $11,293,932

See accompanying notes to unaudited pro forma combined condensed financial statements.


PRIMERGY CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1. The pro forma combined condensed financial statements reflect the conversion of each share of NSP common stock outstanding ($2.50 par value) into 1.626 shares of Primergy Common Stock ($.01 par value) and the continuation of each share of WEC Common Stock outstanding as one share of Primergy common stock ($.01 par value), as provided in the Merger Agreement. The pro forma combined condensed financial statements are presented as if the companies were combined during all periods included therein.

     NSP equivalent shares shown on the pro forma combined condensed income statements represent the pro forma equivalent of one share of NSP Common Stock calculated by multiplying the pro forma information by the conversion ratio of 1.626 shares of Primergy Common Stock for each share of NSP Common Stock.

2. The allocation between NSP and WEC and their customers of the estimated cost savings, resulting from the Merger Transaction, net of the costs incurred to achieve such savings, will be subject to regulatory review and approval. At the time the Merger Agreement was signed, cost savings resulting from the Merger Transaction were estimated to be approximately $2 billion over a 10-year period, net of transaction costs (including fees for financial advisors, attorneys, accountants, consultants, filings and printing) and net of costs to achieve the savings of approximately $30 million and $122 million, respectively. None of these estimated cost savings, the costs to achieve such savings, or the transaction costs have been reflected in the pro forma combined condensed financial statements.

3. Intercompany transactions (including purchased and exchanged power transactions) between NSP and WEC during the periods presented were not material and, accordingly, no pro forma adjustments were made to eliminate such transactions.

4. A pro forma adjustment has been made to conform the presentation of noncurrent deferred income taxes in the pro forma combined condensed balance sheet into one net amount.
     All other report presentation and accounting policy differences are immaterial and have not been adjusted in the pro forma combined condensed financial statements.